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                                                              Exhibit 99.B(16)


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION

    This schedule is included to illustrate how yield and total return will be calculated.

                                 a - b
                   Yield = 2[(----------- + 1)(6) -1]
                                   cd

       MID-CAP GROWTH
       --------------
    a = $   784,617.44
    b = $   188,064.64
    c = $21,211,856.437
    d = $        15.35
Yield =           2.21%

                     Total Return = P(1 + T)(2) = ERV

       P = $1,000
       n =  1
     ERV = $1,351.00
       T =  35.10%